Exhibit 5.1


[GRAPHIC
 OMITTED]                                       SCHUCHAT, HERZOG & BRENMAN, LLC







                                February 27, 2006


Startech Environmental Corporation
15 Old Danbury Road, Suite 203
Wilton, Connecticut 06897

         Re:      Startech Environmental Corporation
                  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel to Startech Environmental Corporation, a Colorado corporation (the "Registrant"), in connection with certain matters relating to the filing of a registration statement on Form S-1, SEC File No. 333-129237 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), with respect to the registration for sale and/or resale under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 14,589,692 shares (the "Shares") of common stock, no par value (the "Common Stock") of the Registrant, which include the following:

          o 10,100,000 shares which may be purchased by Cornell Capital Partners, LP ("Cornell") from the Registrant under a Standby Equity Distribution Agreement entered into as of September 16, 2005 (the "SEDA");

          o 386,956 shares of Common Stock issued to Cornell by the Registrant upon signing of the SEDA;

          o 1,250,000 shares of Common Stock issuable upon conversion or repayment of convertible debentures (the "Cornell Debentures") in the principal amount of $2,300,000 issued pursuant to a Securities Purchase Agreement (the "Cornell SPA") entered into as of September 16, 2005 between the Registrant and Cornell;

          o 650,000 shares of Common Stock issuable upon exercise of a Common Stock Purchase Warrant (the "Cornell Warrant") issued to Cornell pursuant to the SPA;



1900 Wazee Street, Suite 300, Denver, CO  80202  :  Main. 303.295.9700  :
 Fax. 303.295.9701  :  www.shblegal.com

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Startech Environmental Corporation
February 27, 2006
Page 2


          o 4,348 shares of Common Stock issued by the Registrant to Monitor Capital, Inc. ("Monitor") as a "placement agent fee" in conjunction with the entry of the SEDA and the SPA;

          o 1,542,944 shares of Common Stock issued by the Registrant to selling securityholders (other than Cornell and Monitor) named in the Registration Statement in various private placements (the "Private Placements") since 2004; and

          o 655,444 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants issued by the Registrant in the Private Placements to certain of the selling securityholders named in the Registration Statement.

     In connection with rendering this opinion, we have reviewed copies of the following documents relating to the Shares being included in the Registration
Statement:

     1.   the Registration Statement;
     2.   the Articles of Incorporation of the Registrant, as amended to date;
     3.   the Bylaws of the Registrant;
     4.   the Cornell SPA;
     5. Amendment Number 1 to the Securities Purchase Agreement between Cornell and the Registrant dated as of October 18, 2005;
     6. the Investor Registration Rights Agreement between Cornell and the Registrant dated as of September 15, 2005;
     7. Amendment Number 1 to the Investor Registration Rights Agreement between Cornell and the Registrant dated as of October 18, 2005;
     8.   the Pledge and Escrow Agreement dated as of September 15, 2005;
     9. the Irrevocable Transfer Agent Instructions dated as of September 15, 2005;
     10.  the Security Agreement dated as of September 15, 2005;
     11. the Amended and Restated Convertible Debenture (in principal amount of $2,310,542) dated October 18, 2005, issued by the Registrant to Cornell;
     12. the Warrant Agreement dated as of September 15, 2005, issued by the Registrant to Cornell;
     13. the Amended and Restated Standby Equity Distribution Agreement dated as of October 18, 2005, between Cornell and the Registrant;
     14. the Amended and Restated Registration Rights Agreement dated as of October 18, 2005, between Cornell and the Registrant;
     15. the Amended and Restated Placement Agent Agreement dated as of October 18, 2005, between Monitor and the Registrant;
     16. the Stock Purchase and Registration Rights Agreement dated as of November 1, 2004 between the Registrant and Financial Alchemy, LLC (the "November 2004 SPA");
     17. the Warrant Agreement dated November 4, 2004, issued in connection with the November 2004 SPA;

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Startech Environmental Corporation
February 27, 2006
Page 3


     18. the Stock Purchase and Registration Rights Agreement dated as of May 26, 2005, between the Registrant and Financial Alchemy, LLC (the "May 2005 SPA");
     19. the Warrant Agreement dated May 26, 2005, issued in connection with the May 2005 SPA;
     20. the Stock Purchase and Registration Rights Agreement dated as of June 29, 2005, 2004 between the Registrant and Financial Alchemy, LLC (the "June 2005 FA SPA");
     21. the Warrant Agreement June 29, 2005, issued in connection with the June 2005 FA SPA;
     22. the Stock Purchase and Registration Rights Agreement dated as of December 8, 2004, between the Registrant and Ann Ritson (the "December 2004 SPA");
     23. the Warrant Agreement dated December 8, 2005, issued in connection with the December 2004 SPA;
     24. the Stock Purchase and Registration Rights Agreement dated as of June 10, 2005, between the Registrant and International Plasma Sales, LLC (the "June 2005 IPS SPA");
     25. the Warrant Agreement June 10, 2005, issued in connection with the June 2005 IPS SPA;
     26. the Stock Purchase and Registration Rights Agreement dated as of June 7, 2005, between the Registrant and Robert Vujea (the "June 2005 RV SPA");
     27. the Warrant Agreement dated June 7, 2005, issued in connection with the June 2005 RV SPA;
     28. the Stock Purchase and Registration Rights Agreement dated as of August 11, 2005, between the Registrant and Nutmeg Environmental, L.P. (the "August 2005 SPA");
     29. the Warrant Agreement dated August 11, 2005, issued in connection with the August 2005 SPA;
     30. the Stock Purchase and Registration Rights Agreement dated as of September 20, 2005, between the Registrant and Nutmeg Environmental, L.P. (the "September 2005 SPA");
     31. the Warrant Agreement dated August 11, 2005, issued in connection with the September 2005 SPA;
     32. documents evidencing the actions of the Board of Directors of the Registrant relating to the transactions contemplated by the Cornell SPA, the SEDA, and each of the additional above-described SPA transactions; and
     33. such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

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Startech Environmental Corporation
February 27, 2006
Page 4


     Based upon the foregoing, we are of the opinion that the Shares included in the Registration Statement have been or, in the case of Shares issuable upon conversion of the Debentures or exercise of the any of the Warrants, when issued in accordance with the terms of such Warrants, will be, validly issued, fully paid and non-assessable according to the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Business Corporation Act, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

     We do not express any opinion with respect to any law other than the corporate laws of the State of Colorado referred to above and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.


                                          Very truly yours,


                                          /s/  SCHUCHAT, HERZOG & BRENMAN, LLC